SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT – April 4, 2016

(Date of earliest event reported)

honeywell international inc.

(Exact name of Registrant as specified in its Charter)

DELAWARE (State or other jurisdiction of incorporation)	1-8974 (Commission File Number)	22-2640650 (I.R.S. Employer Identification Number)

115 TABOR ROAD, MORRIS PLAINS, NEW JERSEY	07950
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 455-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective April 4, 2016, Honeywell International Inc.’s (the “Company’s” or “Honeywell’s”) Board of Directors (the “Board”) elected Mr. Darius Adamczyk, age 50, to the newly created executive position of President and Chief Operating Officer. Mr. Adamczyk will report to Mr. David M. Cote, Honeywell’s Chairman and CEO, and the heads of all Honeywell businesses along with HOS Gold will report to Mr. Adamczyk.

Since 2014, Adamczyk has served as President and CEO of Honeywell Performance Materials and Technologies (PMT), a global leader in the development of high-performance products and solutions, including low global warming refrigerants, specialty films for healthcare and photovoltaic applications, leading technologies for the global refining and petrochemicals industry, and process solutions with $9.3 billion in revenue in 2015. Prior to serving as President and CEO of PMT, Mr. Adamczyk served as president of Honeywell Process Solutions, where he led a dramatic operational turnaround over a two-year period. Mr. Adamczyk joined Honeywell in 2008 as President of Honeywell Scanning & Mobility.

Mr. Adamczyk will receive a base salary of $1,200,000, effective as of the date of his promotion, and shall have a target annual incentive compensation opportunity of 125% of base salary.  In addition, pursuant to the 2011 Stock Incentive Plan of Honeywell International Inc. and its Affiliates (the “Stock Plan”), Mr. Adamczyk has been or will be granted (i) non-qualified stock options to purchase 100,000 shares of the Company’s common stock, (ii) 15,000 Growth Plan Units under the 2016-2017 Growth Plan, and (iii) 25,000 non-qualified performance adjusted restricted stock units (“RSUs”). The RSUs vest in three equal installments in years 3, 5 and 7 and are subject to a performance adjustment of 30% upward or downward based on the Company’s relative TSR performance ranking against its Compensation Peer Group. Mr. Adamczyk will remain eligible for long-term incentive awards under the Stock Plan and all other compensation and benefit plans available to the Company’s executive officers.

Rajeev Gautam, age 63, is expected to assume the role of President and CEO of PMT and report to Mr. Adamczyk. Since 2009, Mr. Gautam was President and CEO of Honeywell UOP, a business of Honeywell within PMT. Mr. Gautam began his career with Union Carbide in 1978, which became part of a joint venture with UOP in 1988. He has held key leadership positions within Honeywell UOP spanning research and development, engineering, and marketing, culminating in his role as President and CEO. He also served as Chief Technology Officer for PMT.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

99.1 Offer letter dated March 31, 2016 from Honeywell International Inc. to Darius Adamczyk.

99.2 Press Release dated April 4, 2016, entitled “Honeywell Names President and Chief Operating Officer and New Leader of Performance Materials and Technologies.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2016	HONEYWELL INTERNATIONAL INC.

	By:	/s/ Jeffrey N. Neuman
Jeffrey N. Neuman
Vice President, Corporate Secretary and
Deputy General Counsel